THE SECURITIES REPRESENTED BY THIS OPTION ARE NOT TRANSFERABLE WITHOUT THE EXPRESS WRITTEN CONSENT OF ZIOPHARM, INC. (THE "COMPANY") AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION FROM SUCH ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS.

ZIOPHARM, INC.

Option for the Purchase of Shares of
Common Stock

October 15, 2004

No. DT-1	55,125 Shares

FOR VALUE RECEIVED, ZIOPHARM, INC., a Delaware corporation (the “Company”), hereby certifies that DEKK-Tec, Inc. or its registered assigns (the “Holder”) is entitled to purchase from the Company, subject to the provisions of this Option, at any time following the applicable Vesting Date (as defined below) and prior to 5:00 P.M. Eastern Standard Time on the date that is five years from such Vesting Date (the “Termination Date”), Fifty-Five Thousand One Hundred Twenty-five (55,125) fully paid and non-assessable shares of the Common Stock, $.001 par value, of the Company (“Common Stock”) at an initial per share exercise price equal to $0.01 (the “Per Share Exercise Price”), or an aggregate exercise price of $551.25 (the “Aggregate Exercise Price”). The shares of Common Stock deliverable upon such exercise are sometimes referred to in this Option as the “Option Shares.”

This Option is being granted pursuant to the Section 4.1 of that certain License Agreement dated as of October 15, 2004 by and between the Company and DEKK-Tec, Inc. (the “License Agreement”). Capitalized terms not otherwise defined in this Option shall have the meanings ascribed to such terms in the License Agreement.

1)    Exercise of Option.

(a)   Following the Vesting Date and prior to the applicable Termination Date, this Option may be exercised in whole or in part, from time to time, by the Holder by presentation and surrender of this Option (with the subscription form attached to this Option duly executed) at the address set forth in Section 8 of this Option, together with payment, by certified or official bank check or wire transfer payable to the order of the Company, of the Aggregate Exercise Price or the proportionate part of such Aggregate Exercise Price if exercised in part.

(b)   If this Option is exercised only in part, the Company shall, upon presentation of this Option upon such exercise, execute and deliver (with the certificate for the Option Shares purchased) a new Option evidencing the rights of the Holder of this Option to purchase the balance of the Option Shares purchasable under this Option upon the same terms and conditions as set forth in this Option. Upon proper exercise of this Option, the Company promptly shall deliver certificates for the Option Shares to the Holder duly legended as authorized by the subscription form. No fractional shares shall be issued upon exercise of this Option. Any fractional number of shares called for upon exercise of this Option shall be rounded down to the nearest whole share.

2)    Vesting of Option. The Option shall vest and become exercisable for a percentage of the Option Shares as follows: (A) 12,500 Option Shares upon the Effective Date (October 15, 2004); (B) 12,500 Option Shares upon the dosing of the first patient in the first Phase III clinical trial of Licensed Product in the United States under a Company or Company sublicense sponsored IND; and (C) 25,000 Option Shares upon the final approval by the FDA of the first NDA submitted by the Company or its sublicensee for a Licensed Product. The date that any Option Shares become exercisable shall be deemed the “Vesting Date” with respect to such Option Shares. The Option shall remain exercisable for five years from the respective Vesting Dates for such portion of the Option Shares and shall thereafter become void.

3)    Adjustment.

(a)   In case the Company shall (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock or any other capital stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) reclassify its Common Stock or effect a capital reorganization of the Company, or in case of the consolidation of the Company with or the merger of the Company with or into any other company or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other company, then the number and type of unexercised Option Shares subject to this Option shall be proportionately adjusted so that the Holder shall be entitled to receive the aggregate number and type of shares or other property that, if the unexercised Option Shares had been exercised in full immediately prior to such time, the Holder would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination, reclassification or recapitalization. Whenever the number of shares issuable upon exercise of this Option is adjusted pursuant to this Section 3(a), the Per Share Exercise Price shall simultaneously be adjusted by multiplying the number of unexercised Option Shares issuable upon exercise of this Option by the Per Share Exercise Price in effect on the date thereof and dividing the product so obtained by the number of Option Shares issuable upon exercise of the Option immediately following the adjustments made in 3(a) above. Such adjustment shall be made successively whenever any event listed in this paragraph 3(a) shall occur. An adjustment made pursuant to this Subsection 3(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b)   If, as a result of an adjustment made pursuant to this Section 3, the Holder shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company upon surrender of this Option , the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder promptly after such adjustment) shall determine the allocation of the adjusted Per Share Exercise Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.

(c)   When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Option, the Company shall promptly notify the Holder of such event and of the number of shares of securities or property thereafter purchasable upon exercise of the Option.

4)    Reservation of Option Shares; Fully Paid Shares; Taxes. The Company hereby undertakes until expiration of this Option to reserve for issuance or delivery upon exercise of this Option, such number of shares of the Common Stock as shall be required for issuance and/or delivery upon exercise of this Option in full, and agrees that all Option Shares so issued and/or delivered will be validly issued, fully-paid and non-assessable, and further agrees to pay all taxes and charges that may be imposed upon such issuance and/or delivery.

5)    Limited Transferability. This Option may not be sold, transferred, assigned or hypothecated by the Holder except in compliance with the provisions of the Securities Act of 1933, as amended (the “Act”), and the applicable state securities or “blue sky” laws, and is so transferable only upon the books of the Company which the Company shall cause to be maintained for such purpose. The Company may treat the registered holder of this Option as such holder appears on the Company's books at any time as the holder for all purposes. All Options issued upon the transfer or assignment of this Option will be dated the same date as this Option, and all rights of the holder of such Option shall be identical to those of the Holder and upon such transfer or assignment, the Holder shall have no further rights under this Option.

6)    Loss, etc., of Option. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Option, and of indemnity satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Option, if mutilated, the Company shall execute and deliver to the Holder a new Option of like date, tenor and denomination.

7)    Status of Holder. This Option does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise of this Option. If this Option is exercised only in part, the Holder shall have no such rights or liabilities with respect to any unexercised portion of this Option.

8)    Notices. No notice or other communi-cation under this Option shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

If to the Holder:	DEKK-Tec, Inc. c/o Lee Roy Morgan 725 Topaz Street New Orleans, LA 70124-3623

If to the Company:	ZIOPHARM, Inc. 1180 Avenue of the Americas, 19th Floor New York, NY 10036 Attn: Chief Executive Officer

9)    Investment Intent.

(a)    The Holder represents by accepting this Option that it understands that this Option and any securities obtainable upon exercise of this Option have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. The Holder is an “accredited investor” within the meaning of Regulation D under the Act. In the absence of an effective registration of such securities or an exemption from such registration any certificates for such securities shall bear a legend substantially similar to the legend set forth on the first page of this Option. The Holder understands that it must bear the economic risk of its investment in this Option and any securities obtainable upon exercise of this Option for an indefinite period of time, as this Option and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless as exemption from such registration is available.

(b)    The Holder, by its acceptance of this Option, represents to the Company that it is acquiring this Option and will acquire any securities obtainable upon exercise of this Option for its own account for investment and not with a view to, or for sale in connection with, any distribution of such securities in violation of the Act. The Holder agrees that this Option and any such securities will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Act and any applicable state securities laws or (ii) such sale or transfer is made pursuant to one or more exemptions from the Act.

10)    Headings. The headings of this Option have been inserted as a matter of convenience and shall not affect the construction of this Option.

11)    Applicable Law. This Option shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. The parties agree to settle any disputes through binding arbitration in the city, county and State of New York.

The Company has caused this Option to be signed by its President and Chief Operating Officer to be effective as of October 15, 2004.

ZIOPHARM, INC.

By:	/s/ Richard E. Bagley

Name:	Richard E. Bagley
Title	President & Chief Operating Officer

SUBSCRIPTION

The undersigned, ___________________, pursuant to the provisions of the foregoing Option, hereby elects to exercise the foregoing Option to the extent of purchasing ____________________ shares of Common Stock under such Option and hereby makes payment of $___________ by certified or official bank check in payment of the exercise price for such Option .

The undersigned hereby represents and warrants to the Company that the undersigned is acquiring the shares of the Company's Common Stock pursuant to exercise of the foregoing Option for investment purposes only. The undersigned hereby further acknowledges that the undersigned understands that such shares (a) have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being issued to the undersigned by the Company in reliance upon the foregoing representation and warranty and (b) may not be resold except in accordance with the requirements of the Act, including Rule 144 under the Act, if applicable. The undersigned further consents to the placing of a legend on the certificates for the shares being purchased to the foregoing effect.

Date: ___________________________	Signature: ________________________________________________

Address: ________________________________________________

ASSIGNMENT

FOR VALUE RECEIVED, _______________ hereby sells, assigns and transfers unto ____________________ the foregoing Option and all rights evidenced by such Option, and does irrevocably constitute and appoint _____________________, attorney, to transfer such Option on the books of ZIOPHARM, Inc.

Date: ___________________________	Signature: ________________________________________________

Address: ________________________________________________

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _______________ hereby assigns and transfers unto ____________________ the right to purchase _______ shares of the Common Stock of ZIOPHARM, Inc. covered by the foregoing Option, and a proportionate part of such Option and the rights evidenced by such Option, and does irrevocably constitute and appoint ____________________, attorney, to transfer that part of such Option on the books of ZIOPHARM, Inc.

Date: ___________________________	Signature: ________________________________________________

Address: ________________________________________________

ZIOPHARM Oncology, Inc.

Addendum Dated September 14, 2005
to
Option for the Purchase of Shares of Common Stock
dated October 15, 2004

Pursuant to an Agreement and Plan of Merger dated August 3, 2005, on September 13, 2005, a wholly-owned subsidiary of EasyWeb, Inc. merged with and into ZIOPHARM, Inc. (“ZIOPHARM”) with ZIOPHARM remaining as the surviving corporation and a wholly-owned subsidiary of EasyWeb, Inc. (the “Merger”). On September 14, 2005, ZIOPHARM was merged with and into EasyWeb, Inc. and the combined corporation changed its name to ZIOPHARM Oncology, Inc. (“ZIOPHARM Oncology”). In accordance with the terms of the Merger, each outstanding option, warrant or other right to purchase capital stock of ZIOPHARM was automatically converted into an option, warrant or other right to purchase approximately 0.500974 shares of common stock of ZIOPHARM Oncology, $.001 par value per share (“ZIOPHARM Oncology Common Stock”), rounded down to the nearest whole share, for each share of ZIOPHARM capital stock subject to such option, warrant or other right immediately prior to the Merger. As a result, this option, warrant or other right was adjusted such that the holder is entitled to purchase shares of ZIOPHARM Oncology Common Stock in the amounts, and at the per share exercise price, set forth below:

Number of Shares: 27,616 Exercise Price: $0.02/share

Vesting Schedule:

No. of Shares	Vesting Date

6,904	October 15, 2004
6,904	Upon the dosing of the first patient in the first Phase III clinical trial of Licensed Product in the United States under a Company or Company sublicense sponsored IND
13,808	Upon the final approval by the FDA of the first NDA submitted by the Company or its sublicensee for a Licensed Product